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                                                                   Exhibit a(13)


                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                     CREDIT SUISSE INSTITUTIONAL FUND, INC.

            HAL LIEBES and GREGORY N. BRESSLER, being Vice President and Secretary and Assistant Secretary, respectively, of CREDIT SUISSE INSTITUTIONAL FUND, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the Maryland Corporation Law, DO HEREBY CERTIFY:

            FIRST: That the Board of Directors of the Corporation adopted the following resolutions at a meeting duly held on October 2, 2001, for amendments of the Articles of Incorporation of the Corporation:

            RESOLVED, that the name of a Series of stock of the Maryland Corporation be, and hereby is, changed from "International Equity Portfolio" to "International Focus Portfolio" and that the officers of the Corporation, or their designees, be, and each of them hereby is, authorized and directed to execute and file Articles of Amendment to the Corporation's Articles of Incorporation with the State of Maryland, and supplements or revisions to the Fund's registration statement, and to do any and all such other lawful acts as may be necessary or appropriate to perform and carry out the name change; and further

            RESOLVED, that the name of a Series of stock of the Maryland Corporation be, and hereby is, changed from "Small Company Growth Portfolio" to "Small Cap Growth Portfolio" and that the officers of the Corporation, or their designees, be, and each of them hereby is, authorized and directed to execute and file Articles of Amendment to the Corporation's Articles of Incorporation with the State of Maryland, and supplements or revisions to the Fund's registration statement, and to do any and all such other lawful acts as may be necessary or appropriate to perform and carry out the name change; and further

            RESOLVED, that the name of a Series of stock of the Maryland Corporation be, and hereby is, changed from "Value Portfolio" to "Large Cap Value Portfolio" and that the officers of the Corporation, or their designees, be, and each of them hereby is, authorized and directed to execute and file Articles of Amendment to the Corporation's Articles of Incorporation with the State of Maryland, and supplements or revisions to the Fund's registration statement, and to do any and all such other lawful acts as may be necessary or appropriate to perform and carry out the name change.

            SECOND: That pursuant to the above resolutions of the Board of Directors of the Corporation, effective as of December 12, 2001, the names of a Series of Stock listed below be, and hereby are, changed as follows:

Current Name:                            Proposed Name:
INTERNATIONAL EQUITY PORTFOLIO           INTERNATIONAL FOCUS PORTFOLIO
SMALL COMPANY GROWTH PORTFOLIO           SMALL CAP GROWTH PORTFOLIO
VALUE PORTFOLIO                          LARGE CAP VALUE PORTFOLIO

            THIRD: That these amendments are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and that the
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Corporation is registered as an open-end company under the Investment Company
Act of 1940, as amended.

            IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment and do hereby acknowledge that it is the act and deed of each of them and, under penalty of perjury, to the best of the knowledge, information and belief of each of them, the matters and facts contained herein are true in all material respects.

DATE: October 17th  2001                 /s/ Hal Liebes
                                         --------------------------------
                                             Hal Liebes
                                             Vice President and Secretary
ATTEST:

 /s/ Gregory N. Bressler
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     Gregory N. Bressler
     Assistant Secretary